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                                                                    EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             RF MICRO DEVICES, INC.

                             STOCK PURCHASE WARRANT
                                  COMMON STOCK


Warrant No. 2                                                   27,272 Shares

                    This certifies that, for value received,

                           ALLEN TELECOM GROUP, INC.

or its assigns, is entitled, subject to the terms and conditions hereinafter set forth, at any time after the Exercise Date but in any event at or before 3:00 o'clock P.M., Greensboro, North Carolina time, on November 9, 2000, but not thereafter, to purchase up to 27,272 shares of Common Stock, no par value ("Common Stock"), of RF Micro Devices, Inc., a North Carolina corporation (the "Company"), such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. The purchase price payable upon the exercise of this Warrant shall be $2.75 per share, said amount being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant (the "Warrant Price").

                 Upon delivery of this Warrant duly executed, together with payment of the Warrant Price for the shares of Common Stock thereby purchased, at the principal office of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

                 This Warrant is subject to the following terms and conditions:



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                 1.       Exercise of Warrant.  This Warrant may be exercised
in whole, or in part from time to time, at any time after the Exercise Date but in any event at or prior to 3:00 o'clock P.M., Greensboro, North Carolina time, on November 9, 2000, but not thereafter, as to all or any part of the number of 27,272 whole shares of Common Stock then subject hereto. The Term "Exercise Date" as used herein shall mean the earlier of the 90th day following the date this Warrant was issued or the closing date of a Financing as provided in paragraph 2 below. In case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder.

                 2. Number of Shares and Purchase Price. If at any time prior to the 90th day following the date this Warrant was issued, the Company shall issue additional shares of Common Stock or any securities convertible into Common Stock at a price per share different than the Warrant Price per share at such time, in a single transaction or series of Related Transactions (as hereinafter defined) that result in the receipt by the Company of cash proceeds (before deduction of expenses or any discounts or selling commissions) of at least $1,000,000 (the "Financing"), then, provided the Company shall pay all outstanding principal, interest and other amounts due under the Note (as hereinafter defined), the Warrant Price upon the closing of the Financing shall be reduced or increased, as the case may be, as of the opening of business on the date of such closing, to that price equal to the aggregate consideration received by the Company in the Financing for the total number of additional shares of Common Stock so issued in the Financing divided by the number of additional shares of Common Stock so issued. As used in this paragraph, the term "Related Transactions" means sales of the Company's equity securities within a 30-day period on the same terms and for the same type of consideration. The term "Note" shall mean that certain subordinated promissory note of the Company in the principal amount of up to $2 million issued to the original holder of this Warrant. For the purpose of this paragraph, in the case of the issue of shares for a consideration other than cash, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by its Board of Directors. The issuance of any warrants, options or other subscription rights with respect to Common Stock and the issuance of any securities convertible into Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible securities) shall be deemed to be an issuance at such time of Common Stock.

                 3. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. The Warrant Price and the number of shares purchasable hereunder shall be subject to further adjustment from time to time in accordance with the following provisions:

                 (a) The Company shall notify, in the manner provided in paragraph 5 below, the registered holder of this Warrant at least 30 days prior to the making of any payment of any cash dividend or distribution of property by the Company otherwise than out of earned surplus, either tangible or intangible (other than distributions of Common Stock), to the holders of the Common Stock, in which event the Warrant Price for the shares of Common Stock then subject to this





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         Warrant shall be reduced by the per share amount of such dividend or distribution unless and until the Warrant Price is equal to zero. If and when the Warrant Price is reduced to zero, the registered holder of this Warrant shall be entitled to receive, concurrently with the holders of the Common Stock then outstanding, the per share amount of any such dividend or distribution with respect to the number of shares of Common Stock then purchasable upon exercise of this Warrant in the same manner and to the same extent as if the registered holder of this Warrant were then the registered owner of such number of shares of Common Stock. For purposes of this subparagraph (a), the per share amount of any distribution of property shall be the fair market value thereof as determined by the Board of Directors in good faith in the resolutions authorizing any such distribution.

                 (b) In case the Company shall at any time subdivide the outstanding shares of its Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of its Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

                 (c) Upon any adjustment in the Warrant Price per share pursuant to paragraph 2 or subparagraph (b) above, the registered holder of this Warrant shall thereafter be entitled to purchase, at the adjusted Warrant Price, the number of shares of Common Stock, calculated to the nearest full share obtained by (X) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and (Y) dividing the product thereof by the Warrant Price resulting from such adjustment. No such adjustment in the number of shares that may be purchased upon exercise of this Warrant shall be required in the event of an adjustment in the Warrant Price per share pursuant to subparagraph (a).

                 (d) In the event of the issuance of additional shares of Common Stock of the Company as a dividend on the Common Stock, from and after the day which is the record day for the determination of shareholders entitled to such dividend the registered holder of this Warrant shall (until another adjustment) be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by the percentage which the number of additional shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding warrants, options or rights (including those with respect to convertible





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         securities) and adding the result so obtained to the number of shares of Common Stock purchasable hereunder immediately prior to said record date.

         Upon each adjustment pursuant to this subparagraph (d), the Warrant Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (X) the product obtained by multiplying such Warrant Price by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by (Y) the number of shares of Common Stock purchasable hereunder immediately following such adjustment.

                 4. Reorganization, Reclassification, Consolidation or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in paragraph 3 above), or any consolidation or merger of the Company with another corporation, the holder of this Warrant shall thereafter be entitled to receive, during the term hereof and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation or merger; and in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant to the end that the provisions set forth herein (including the adjustment of the Warrant Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

                 5. Notice of Adjustments. Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days after a Holder's request, shall give written notice thereof to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this warrant, setting forth in reasonable detail the method of calculation of each.

                 6. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the holder hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of this Warrant; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company,





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duly executed by the holder hereof in person or by an attorney duly authorized in writing and the holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

                 7. Registration Rights. The holder of this Warrant shall have such rights to have registered under any federal or state securities laws the shares of Common Stock issuable upon exercise hereof upon the same basis and subject to the same terms and conditions (including indemnification) as provided in that certain Registration Rights Agreement dated December 1, 1993, as amended, between the Company and the investors named therein.

                 8. Certain Obligations of the Company. The Company agrees that it will not establish or increase the par value of the shares of any Common Stock which are at the time issuable upon exercise of this Warrant above the then prevailing Warrant Price hereunder and that, before taking any action which would cause an adjustment reducing the Warrant Price hereunder below the then par value, if any, of the shares of any Common Stock issuable upon exercise hereof, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non assessable shares of Common Stock at the Warrant Price as so adjusted.

                 9.       Miscellaneous.

                 (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

                 (b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

                 (c) No holder of this Warrant, as such, shall be entitled to vote or receive dividends (except as provided in paragraph 2(a) hereof) or be deemed to be a shareholder of the Company for any purpose.

                 (d) This Warrant may be divided into separate Warrants covering one share of the Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

                 (e) Except as otherwise provided herein, this Warrant and all rights hereunder are transferrable by the registered holder hereof in person or by duly



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         authorized attorney on the books of the Company upon surrender of this
         Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

                 (f) Notwithstanding any provision herein to the contrary, the holder hereof may not sell, transfer or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such sale, transfer or assignment does not violate the Securities Act of 1933 or applicable state securities laws.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto.

                 Dated November 10, 1995.


                                RF MICRO DEVICES INC.


                                By:
                                    -------------------------------------
                                    David A. Norbury
                                    President and Chief Executive Officer





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